Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned acknowledges and agrees that the foregoing statement on this Schedule 13D is filed on behalf of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of the undersigned without the necessity of filing additional joint acquisition statements. Each of the undersigned acknowledges that it shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: June 24, 2021

VIVALDI HOLDINGS, LLC

By:	/s/ Michael Peck
Name: Michael Peck
Title: President

VIVALDI CAPITAL MANAGEMENT, LLC

By:	/s/ Michael Peck
Name: Michael Peck
Title: President & Co-Chief Investment Officer

VIVALDI PRIVATE INVESTMENT PLATFORM LLC – CLASS RE002
By: Vivaldi Capital Management, LLC, manager

By:	/s/ Michael Peck
Name: Michael Peck
Title: President & Co-Chief Investment Officer

VPIP AO MF LLC
By: Vivaldi Private Investment Platform
LLC – Class RE002, sole member
By: Vivaldi Capital Management, LLC, manager

By:	/s/ Michael Peck
Name: Michael Peck
Title: President & Co-Chief Investment Officer